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                                                                   EXHIBIT 10.52


                             SEPARATION AGREEMENT

     This Separation Agreement is made as of the 26th day of October, 2000, by and between Pillowtex Corporation, a Texas corporation (the "Company"), and Charles M. Hansen, Jr. (the "Executive").

                                R E C I T A L S

     WHEREAS, the Executive is currently employed by the Company as its Chairman of the Board and Chief Executive Officer pursuant to the terms of an Employment Agreement dated as of January 1, 1993, and subsequently amended on July 26, 1993, and January 20, 1998 (the "Employment Agreement"); and

     WHEREAS, with the Company's consent, the Executive has decided to resign as Chairman and Chief Executive Officer of the Company, and as a director of the Company, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, the parties agree as follows:

     1. Resignation. The Executive hereby resigns (i) as Chairman and Chief Executive Officer of the Company, (ii) from all other offices with, and as a director of, the Company, its subsidiaries and other affiliates (the Company and its subsidiaries and affiliates collectively referred to in this Agreement as "Pillowtex"), and (iii) from all committees of and fiduciary positions with respect to Pillowtex, all such resignations to be effective as of 3 p.m. Central Time, October 26, 2000 (the "Effective Date"). From and after the Effective Date, the Executive will cease to be an employee of Pillowtex. The Executive agrees that he will not seek to be reelected to the Board of Directors of the Company after the Effective Date unless he is nominated for election by the Board.

     2.  Separation Payments and Benefits.

         (a) Upon execution of this Agreement by the Executive, the Company will pay to the Executive, in a single lump sum payment, the sum of $4.85 million in full satisfaction of all amounts owed to the Executive under the Employment Agreement for the period from November 1, 2000, through June 20, 2005, and for the extended noncompetition agreements described in Section 5(e). The Executive will continue to be paid his base salary through October 31, 2000, in accordance with the Company's normal payroll practices.

         (b) Health care expenses incurred by the Executive and/or his spouse from and after the Effective Date will be reimbursed in accordance with the following provisions. Health care expenses incurred through the date on which the Executive and/or his spouse attains age 65, will be reimbursed subject to substantially similar terms, conditions and limitations that are applied to employees of the Company generally under the Company's basic health care plan as in effect from time to time, provided the Executive or his spouse continues to pay the health care plan premium then charged to active employees of the Company for such coverage. Thereafter, health care expenses incurred by the Executive and his spouse will continue to be reimbursed for their lives, subject to substantially similar terms, conditions and limitations that
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are applied to employees of the Company generally under the Company's basic health care plan as in effect from time to time provided the Executive or his spouse, if she survives him, pays the health care plan premium charged for COBRA continuation coverage as in effect from time to time. In addition, the Executive and his spouse will be entitled to reimbursement under the Company's senior executive medical plan as in effect on the Effective Date for health care expenses incurred after the Effective Date and on or before the date the Executive and/or his spouse attains age 65, provided, however, that the Company will not be obligated to reimburse any such expenses to the extent such expenses for each of the Executive and his spouse exceed $10,000 in any calendar year.

         (c) Nothing contained in Section 2(b) will limit the Company's right to amend or modify any provision of its health care plans or to change the terms and conditions of its health care benefits, provided that any such amendment, modification or other change made by the Company applies to its senior executives and employees generally and not just to the Executive or his spouse. Subject to the foregoing, the Company may provide health care benefits for the Executive and his spouse by continuing the participation of the Executive and/or his spouse in the Company's health care plans or under a substitute but comparable arrangement.

         (d) The spouse entitled to benefits under this Agreement is the spouse to whom the Executive is married on the Effective Date and not any other individual to whom the Executive may be married after the Effective Date.

         (e) The amounts payable to the Executive and his spouse under the foregoing provisions of this Section 2 will be paid from the general assets of the Company, and nothing contained in this Agreement will require the Company to set aside or hold in trust any funds for the benefit of the Executive or his surviving spouse, who will have the status of general unsecured creditors with respect to the obligation of the Company to make payments under this Agreement. Any funds of the Company available to pay benefits under this Agreement will be subject to the claims of general creditors of the Company and may be used for any purpose by the Company. ( f) The Executive will be entitled to indemnification for a period of at least three years after the Effective Date with respect to his services as an officer and director of Pillowtex on the same basis and subject to the same terms as other officers and directors of Pillowtex. The Company will continue its present directors and officers liability insurance coverage for a period of not less than three years after the Effective Date and will include the Executive as a covered person under such insurance coverage.

         (g) The Company will make available to the Executive at no cost the services of his current secretary for a period of 90 days following the Effective Date.

         (h) The Executive and his spouse may each purchase Company product for their personal use at "SIC value" until their deaths.

     3. Return of Property. The Executive understands and agrees that all books, handbooks, manuals, files, papers, memoranda, letters, facsimile or other communications that he has in his possession and that were written, authorized, signed, received or transmitted in his

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capacity as an employee of Pillowtex are and remain the property of the Company.
In addition, the Executive acknowledges that he has returned to the Company all confidential information of the Company in his possession and all property of the Company other than the following items which the Executive may retain: (i) all office and home computers, (ii) the Executive's office furniture, (iii) the Company-leased automobile currently made available to the Executive and (iv) country club memberships purchased by the Company and held in the Executive's name. The Executive will be responsible for and will fully discharge all expenses that are incurred with respect to such country club memberships from and after the Effective Date. The Company will take all action necessary to transfer title of such property to the Executive, provided that title to the Company-leased automobile will be transferred to the Executive no later than the end of the lease period, and the Executive will take all action necessary to transfer title to the Company of all property to be returned to the Company. Prior to the transfer of title to the Company-leased automobile, the Company will continue to pay all related lease payments, and the Executive and his spouse will have the exclusive use of the automobile. The Executive acknowledges that he will not be entitled to the use of Company airplanes, apartments, condominiums, boats or other Company property after the Effective Date except as expressly provided in this Section 3.

        4. Assistance and Cooperation. At all times following the Effective Date the Executive will cooperate with Pillowtex in the defense of any threatened or pending litigation or in the investigation or proceeding by any governmental agency that relates to events that occurred while he was an employee of Pillowtex. The Executive will not receive any additional compensation for such assistance and cooperation but will be entitled to reimbursement by the Company for all reasonable out-of-pocket expenses incurred in providing such assistance and cooperation, including any reasonably necessary legal fees.

        5. Termination of Prior Agreements. The provisions of this Agreement supersede the provisions of that certain Retention and Supplemental Retirement Agreement dated as of June 28, 2000, between the Executive and the Company and the provisions of the Employment Agreement, and the Executive and the Company acknowledge and agree that such agreements will terminate as of the Effective Date, except that:

            (a) The Executive will be entitled to payment for base salary (but not for any bonus or other incentive pay) accrued through the Effective Date and for any unused vacation earned as of the Effective Date in accordance with the Company's vacation policy.

            (b) The Executive will be entitled to reimbursement for expenses incurred through the Effective Date in accordance with the Company's expense reimbursement policy applicable to other executive officers of the Company, as approved by the Company's Management Committee, which approval will not be unreasonably withheld.

            (c) The Executive will be entitled to the tax-offset payment described in Section 6(f) of the Employment Agreement with respect to any amounts described in that Section that have accrued as of the Effective Date, such tax-offset payment to be paid concurrently with the reimbursement of expenses as provided in Section 5(b).

            (d)  The provisions of Section 8 ("Nondisclosure Agreement"),
Section 11 ("Severability"), Section 13 ("Remedies"), Section 14
("Acknowledgements") and Section 15

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("Assignment of Inventions") of the Employment Agreement will survive the termination of the Employment Agreement and will continue to be enforc eable in accordance with their terms.

            (e)  The provisions of Section 9 ("Noncompetition Agreement") and
Section 10 ("Nonemployment") of the Employment Agreement will survive the termination of the Employment Agreement and will continue to be enforceable for a period of three years after the Effective Date and otherwise in accordance with their terms.

        6. Split Dollar Life Insurance. The Executive and the Company have entered into a Split Dollar Life Insurance Agreement dated July 26, 1993 (the "Split Dollar Agreement") with respect to a whole life insurance policy (the "Policy") in the face amount of $3 million insuring the life of the Executive. Pursuant to the terms of the Split Dollar Agreement, the Executive will have a period of 90 days after the Effective Date in which to repay to the Company the principal and accrued interest under the promissory note described in the Split Dollar Agreement and have the Company release its interest in the Policy. If the Executive does not elect to repay the principal and interest on the promissory note during such 90-day period, the Company will surrender the Policy to the insurer, and the proceeds received by the Company as a result of such surrender will be distributed to the Company and to the Executive as provided in Section 8 of the Split Dollar Agreement.

        7. Nondisparagement. Pillowtex as an entity and each of its directors and executive officers while directors and executive officers of Pillowtex will not publicly disparage the Executive in any formal public statement or encourage or induce others to publicly disparage the Executive. The Executive agrees that he will not publicly disparage or encourage or induce others to publicly disparage Pillowtex or any of its past and present officers, directors, shareholders agents and employees. For purposes of this Agreement, the term "disparage" includes without limitation comments or statements to the press, Pillowtex employees or any individual or entity with whom Pillowtex has a business relationship that could be reasonably expected to adversely affect in any manner (i) the conduct of the business of Pillowtex (including without limitation any business plans or prospects), (ii) the business reputation of Pillowtex or any of its officers or directors or (iii) the Executive's personal or business reputation.

        8.  Mutual General Release.

            (a) In consideration of the payments to be made to and the benefits to be conferred on the Executive under this Agreement, the Executive, for himself, his heirs, executors, administrators, and assigns, releases the Company, its current, former and successor subsidiaries, parent corporations, affiliates and partners, and each of their officers, directors, employees, agents, representatives, insurance carriers, benefit plans, fiduciaries and attorneys, or any other related parties, from, and agrees not to sue any of the foregoing with respect to, any claims, known or unknown, that he has, or that anyone claiming for him might have or claim to have, with respect to, concerning or arising out of his employment with Pillowtex, his resignation as an officer of the Company and his termination of employment with Pillowtex or any other event occurring before the d ate of execution of this Agreement. These claims include, but are not limited to, claims arising under any employment agreement, retirement agreement, employment law or regulation, including Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Employee Retirement

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Income Security Act of 1974, as amended; or any other federal, state or local civil rights, employee benefit, labor contract, tort, or common law. The Company acknowledges that the Executive is waiving only those claims that he has or believes he might have as of the Effective Date and not any claims that might arise in the future.

            (b) In consideration of the Executive's agreements hereunder, Pillowtex and its successors and assigns releases the Executive, his spouse, their heirs, executors, administrators, and assigns, from, and agrees not to sue any of the foregoing with respect to, any claims, known or unknown, that it has, or that anyone claiming for or through Pillowtex might have or claim to have, with respect to or arising out of the employment of the Executive at any time by Pillowtex or with respect to the Executive's service as an officer, director, employee or shareholder of Pillowtex or any other event occurring before the Effective Date. The Executive acknowledges that Pillowtex is waiving only those claims that it has or believes it might have as of the Effective Date and not any claims that might arise in the future.

            (c)  Notwithstanding the foregoing, (i) the release contained in
Section 8(a) will not apply to (A) any right the Executive has to indemnification under the Company's Certificate of Incorporation, By-laws, directors and officers liability insurance or otherwise with regard to the Executive's service as an officer or director of Pillowtex, (B) any rights the Executive has accrued under any employee benefit plan maintained by Pillowtex and (C) any rights of the Executive under this Agreement; and (ii) the release contained in Section 8(b) will not apply to any rights of the Company under this Agreement.

            (d) The Executive acknowledges that he has been advised to consult with an attorney prior to signing this Agreement. The Executive further acknowledges that he has been given at least 21 days to consider signing this Agreement and that he may voluntarily choose to sign the Agreement before the end of the 21-day period. The Executive understands that he will have seven days after he signs this Agreement during which he may revoke for any reason the portion of the release contained in Section 8(a) that relates to claims arising under the Age Discrimination in Employment Act of 1967, as amended, by delivering a notice of revocation to the Company, to the attention of the General Counsel, at the Company's executive offices at 4111 Mint Way, Dallas, Texas 75237. Any such revocation will have no effect on the remaining portions of such release or on any other provision of this Agreement, which will remain enforceable by the Company.

        9.  Miscellaneous.

            (a) This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the Executive's resignation as an officer of, and his termination of employment by, the Company and contains all of the agreements between the parties with respect to such resignation and termination. Any modification or amendment to this Agreement will be valid only if it is in writing and is executed by the Executive and the Company.

            (b) In the event of a material breach of this Agreement by the Executive, the Company will not be obligated to make any further payments or provide any additional benefits to the Executive or his spouse.

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            (c)  In the event that any part of the Company's obligations to the
Executive under this Agreement are abrogated or set aside for any reason whatsoever, the Company agrees that the Executive will be deemed to have a fully liquidated claim against the Company in the full amount of any such abrogation or set-aside.

            (d) All amounts paid to the Executive pursuant to this Agreement will be subject to withholding for taxes as required by applicable law.

            (e) This Agreement may be executed in counterparts, each of which will constitute an original, but all of which will constitute one document.

            (f) This Agreement will be binding upon and inure to the benefit of and be enforceable against the parties, and their respective successors, executors, administrators, personal representatives, heirs and assigns.

            (g) The parties acknowledge and agree that this Agreement is to be performed in Dallas, Dallas County, Texas. This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles. Each of the parties waives any right such party may have to a trial by jury. If any action is brought to enforce or interpret this Agreement, venue for such action will be in Dallas County, Texas. Each of the parties agrees irrevocably and unconditionally to consent to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States of America located in Dallas, Texas for any actions, suits or proceedings arising out of or relating to this Agreement.

            (h) The Company agrees that, in connection with any press release or filing with the Securities and Exchange Commission relating to this Agreement, it will describe the Executive's departure from Pillowtex as his resignation as Chairman and Chief Executive Officer and as a director of the Company without further characterization.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                 PILLOWTEX CORPORATION



                                 By
                                    ----------------------------------------
                                      Name:   Anthony T. Williams
                                      Title:  Executive Vice President and
                                              Chief Financial Officer

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                                 EXECUTIVE



                                   ----------------------------------------
                                        Charles M. Hansen, Jr.

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